UNITED STATES
                    SECURITIES AND EXCHANGE COMMISSION
                          Washington, D.C.  20549


                                 FORM 8-K

                              CURRENT REPORT

                      Pursuant to Section 13 or 15(d)
                  of the Securities Exchange Act of 1934




     Date of Report (Date of earliest event reported):  April 20, 2000




                               ENTRADE INC.
          ------------------------------------------------------
          (Exact name of registrant as specified in its charter)




  Pennsylvania              1-15303               52-2153008
----------------          -----------          ------------------
(State or other           (Commission          (IRS Employer
jurisdiction of           File Number)         Identification No.)
incorporation)




            500 Central Avenue, Northfield, Illinois      60093
          -------------------------------------------------------
          (Address of principal executive offices)     (Zip Code)




    Registrant's telephone number, including area code:  (847) 441-6650




                              Not applicable
      --------------------------------------------------------------
      (Former name or former address, if changed since last report.)

ITEM 5. OTHER EVENTS

      On April 20, 2000, Entrade Inc. ("Entrade"), pursuant to a Stock Purchase Agreement attached hereto as Exhibit 10.1, sold 6,000,000 shares of class A common stock of asseTrade.com, Inc. to Internet Capital Group, Inc. for $10,000,000. Upon consummation of the sale of the shares of asseTrade.com common stock to Internet Capital Group, Entrade's equity interest in asseTrade.com, computed on a fully diluted basis, will be approximately 16.62%.

      On April 20, 2000, Entrade converted 300 shares of its Series A Convertible Preferred Stock into 31,516 shares of Entrade common stock and redeemed the remaining 29,700 issued and outstanding shares of such Preferred Stock for an aggregate cash payment of $34,380,113.58.



ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS

      (a)   Not Applicable.

      (b)   Not applicable.

      (c)   Exhibits:

            Exhibit
            No.        Exhibit Description
            -------    -------------------

            10.1 Stock Purchase Agreement, dated as of April 19, 2000, between Entrade Inc. and Internet Capital Group, Inc.

                                 SIGNATURE


     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                   ENTRADE INC.



                                   By:   /s/ Mark F. Santacrose
                                         ------------------------------
                                         Mark F. Santacrose, President
                                         and Chief Executive Officer





Date: April 20, 2000

                               EXHIBIT INDEX




Exhibit No.       Exhibit Description

  10.1 Stock Purchase Agreement, dated as of April 19, 2000, between Entrade Inc. and Internet Capital Group, Inc.